Exhibit 14(b)

November 2, 2017

VIA EDGAR

Division of Investment Management
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE:	John Hancock Variable Insurance Trust (the “Trust”)
Registration Statement on Form N-14

Ladies and Gentlemen:

We consent to the filing of our tax opinions as exhibits to the Registration Statement on Form N-14 of the Trust to be filed with the Securities and Exchange Commission on or about November 2, 2017, and to the references made to our Firm therein and in any amendments thereto.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP

K&L GATES LLP STATE STREET FINANCIAL CENTER ONE LINCOLN STREET BOSTON MA 02111 T +1 617 261 3100 F +1 617 261 3175 klgates.com
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